Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD QUARTER FINANCIAL RESULTS

Net Sales Increased 12% to $50.5 Million

New Order Sales Increased 29% to $10.1 Million

Online Sales Increased 19% to $38.7 Million

Pompano Beach, Florida, January 23, 2012 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2011.  Net sales for the quarter ended December 31, 2011 were $50.5 million, compared to $45.1 million for the quarter ended December 31, 2010, an increase of 12%.  Net sales for the nine months ended December 31, 2011 were $182.3 million, compared to $180.7 million for the nine months ended December 31, 2010, an increase of 1%.  Net income was $3.9 million or $0.19 diluted per share for the quarter ended December 31, 2011, compared to net income of $4.5 million or $0.20 diluted per share for the quarter ended December 31, 2010, a 3% decrease to EPS.  For the nine months ended December 31, 2011, net income was $12.7 million or $0.61 diluted per share, compared to net income of $16.7 million or $0.74 diluted per share for the nine months ended December 31, 2010, a decrease to earnings per share of 17%.  New order sales increased by 29%, from $7.8 million to $10.1 million for the quarters ended December 31, 2010 and 2011, respectively.  New order sales for the nine months ended December 31, 2011 were $39.8 million, compared to $37.9 million for the nine months ended December 31, 2010, an increase of 5%.

Menderes Akdag, President and CEO, commented: “We are pleased to report that we acquired 150,000 new customers in the quarter ended December 31, 2011, compared to 111,000 new customers acquired for the same period in the prior year, a 35% increase.  Our advertising cost to acquire a new customer decreased by 11% to $36 for the quarter ended December 31, 2011, compared to $40 for the same period in the prior year.  We are also pleased to report that our online sales increased by 19% to $38.7 million for the quarter, compared to $32.4 million for the same quarter the prior year, with approximately 77% of our orders being generated from our website during the quarter, compared to 72% in the same quarter in the prior year.  Our reorder sales increased by 8% to $40.5 million for the quarter compared to $37.3 million for the same quarter the prior year.  During the quarter, the Company leveraged its operating expenses as a percent of sales, by 92 basis points as compared to the same quarter in the prior year. Going forward, we will continue to advertise aggressively while expanding our product offerings, which include generic pet medications.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on January 23, 2012 until February 6, 2012 at 10:59 P.M. Eastern Time.  To access the replay, call (888) 562-3875 (toll free) or (203) 369-3173, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2011.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.  For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2011	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$41,965	$49,660
Short term investments - available for sale	10,300	10,116
Accounts receivable, less allowance for doubtful
accounts of $5 and $6, respectively	1,639	1,985
Inventories - finished goods	25,946	25,140
Prepaid expenses and other current assets	2,013	1,036
Deferred tax assets	1,216	1,003
Prepaid income taxes	102	664
Total current assets	83,181	89,604

Long term investments	1,480	12,390
Property and equipment, net	2,882	3,433
Intangible asset	860	860

Total assets	$88,403	$106,287

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,141	$6,452
Accrued expenses and other current liabilities	2,090	2,509
Total current liabilities	8,231	8,961

Deferred tax liabilities	359	321

Total liabilities	8,590	9,282

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
20,338 and 22,331 shares issued and outstanding, respectively	20	22
Retained earnings	79,774	97,115
Accumulated other comprehensive gain (loss)	10	(141)

Total shareholders' equity	79,813	97,005

Total liabilities and shareholders' equity	$88,403	$106,287

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Sales	$50,523	$45,118	$182,326	$180,732
Cost of sales	33,369	28,193	121,128	114,251

Gross profit	17,154	16,925	61,198	66,481

Operating expenses:
General and administrative	5,244	5,096	16,952	17,017
Advertising	5,449	4,444	23,453	21,859
Depreciation	359	358	1,046	1,023
Total operating expenses	11,052	9,898	41,451	39,899

Income from operations	6,102	7,027	19,747	26,582

Other income (expense):
Interest income, net	70	98	228	265
Other, net	(1)	(144)	62	(111)
Total other income (expense)	69	(46)	290	154

Income before provision for income taxes	6,171	6,981	20,037	26,736

Provision for income taxes	2,273	2,459	7,372	10,011

Net income	$3,898	$4,522	$12,665	$16,725

Net income per common share:
Basic	$0.19	$0.20	$0.61	$0.74
Diluted	$0.19	$0.20	$0.61	$0.74

Weighted average number of common shares outstanding:
Basic	20,082	22,506	20,788	22,614
Diluted	20,180	22,655	20,886	22,755

Cash dividends declared per common share	$0.125	$0.125	$0.375	$0.350

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$12,665	$16,725
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,046	1,023
Share based compensation	1,686	1,606
Deferred income taxes	(175)	202
Bad debt expense	40	30
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	306	1,265
Inventories - finished goods	(806)	14,179
Prepaid income taxes	562	(541)
Prepaid expenses and other current assets	(977)	(1,238)
Accounts payable	(182)	(1,532)
Accrued expenses and other current liabilities	(443)	(246)
Net cash provided by operating activities	13,722	31,473

Cash flows from investing activities:
Net change in investments	10,877	(10,104)
Purchases of property and equipment	(624)	(491)
Purchases of intangible asset	-	(10)
Net cash provided by (used in) investing activities	10,253	(10,605)

Cash flows from financing activities:
Dividends paid	(7,914)	(7,933)
Purchases of treasury stock	(23,685)	(5,225)
Tax adjustment related to restricted stock	(71)	25
Proceeds from the exercise of stock options	-	252
Tax benefit related to stock options exercised	-	124
Net cash used in financing activities	(31,670)	(12,757)

Net (decrease) increase in cash and cash equivalents	(7,695)	8,111
Cash and cash equivalents, at beginning of period	49,660	53,143

Cash and cash equivalents, at end of period	$41,965	$61,254

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$7,056	$10,254

Property and equipment purchases in accounts payable	$-	$259

Dividends payable in accrued expenses	$167	$126

Exhibit 99.1 Page 4 of 4